EXHIBIT 99.1

BioCryst Appoints Rare Disease Expert Theresa Heggie to Board of Directors

RESEARCH TRIANGLE PARK, N.C., Nov. 20, 2018 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed Theresa Heggie to its Board of Directors.

Ms. Heggie currently serves as senior vice president, head of Europe, Canada, Middle East and Africa for Alnylam Pharmaceuticals.

She also served in senior commercial and operating roles at Shire, including senior vice president, global commercial operations for the rare disease business, where she had responsibility for the global commercial organization and grew revenues from $900 million to $1.4 billion in three years. At Shire, Ms. Heggie also built the EMEA rare disease business from $96 million to more than $750 million, and served as chief executive officer of Jerini, following Shire’s acquisition of the company, and its lead asset, Firazyr®, for the treatment of hereditary angioedema (HAE).

Prior to joining Shire, Ms. Heggie spent more than 20 years in a broad range of increasingly senior commercial positions at Janssen Pharmaceuticals and Baxter Healthcare.

“I am excited to join BioCryst at such a pivotal moment for the company, with BCX7353 moving closer to commercialization for both prophylactic and acute treatment of HAE, and dynamic pipeline programs for other rare diseases approaching the clinic,” Ms. Heggie said.

She replaces Stanley Erck, who has served on the BioCryst board of directors since 2008.

“Theresa’s accomplishments and expertise in achieving commercial success for multiple rare disease products in several global organizations, including her direct experience in HAE, will add exceptional value to BioCryst,” said Robert Ingram, chairman of BioCryst.

“The board also extends its sincere appreciation to Stan for his decade of substantial contributions to the company,” Ingram added.

Ms. Heggie holds a Bachelor of Science degree from Cornell University.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals discovers novel, oral small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, galidesivir, a potential treatment for filoviruses, and a preclinical program to develop oral ALK-2 inhibitors for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that ongoing and future preclinical and clinical development of HAE second generation drug candidates (including ZENITH-1, APeX-2, APeX-S and APeX-J) may not have positive results, may be more expensive or may not move as quickly as planned; that the FDA, EMA or other applicable regulatory agency may not provide regulatory clearances which may result in delay of planned clinical trials or failure to achieve market approval for product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com